Exhibit 10.2


                                VOTING AGREEMENT



         This VOTING AGREEMENT (this "Agreement") dated as of May 5, 2006, among FMFG ACQUISITIONCO, INC., a corporation organized under the laws of the State of New Jersey ("Merger Sub"), and each person listed on the signature page hereof as a shareholder (each, a "Shareholder" and, collectively, the "Shareholders") of First Montauk Financial Corp. (the "Company").

                                    RECITALS

         Each Shareholder "beneficially owns" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of Common Stock, no par value per share, of the Company (the "Common Stock") and of Series B Convertible Preferred Stock, $.10 par value per share, of the Company (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Stock") set forth opposite such Shareholder's name on Schedule A hereto (such shares of Stock, together with all other shares of capital stock of the Company acquired by any Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares").

         Concurrently with the execution and delivery of this Agreement, FMFG Ownership, Inc., a corporation organized under the laws of the State of Delaware ("Parent"), Merger Sub and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of the Company with and into Merger Sub, with Merger Sub surviving the Merger (the "Merger") upon the terms and subject to the conditions set forth therein.

         As a condition to entering into the Merger Agreement, Merger Sub has required that the Shareholders enter into this Agreement, and the Shareholders desire to enter into this Agreement to induce Merger Sub to enter into the Merger Agreement.

         The Board of Directors of the Company has taken all actions so that the restrictions contained in the Company's articles of incorporation and the New Jersey Business Corporation Act (the "NJBCA") applicable to a "business combination" (as defined in Section 14A:10A-3 of the NJBCA) will not apply to the execution, delivery or performance of this Agreement or the Merger Agreement, or to the consummation of the Merger, this Agreement and the Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Representations and Warranties of Each Shareholder.

         Each Shareholder, severally but not jointly, represents and warrants to Merger Sub as follows:

     (a) Authority. Such Shareholder, if not an individual, is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as applicable). Such Shareholder has all requisite legal power (corporate or other) and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Shareholder and constitutes a valid and binding obligation of such Shareholder enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity). If such Shareholder is married and the Subject Shares of such Shareholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding with respect to such Subject Shares, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Shareholder's spouse, enforceable against such spouse in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity). If such Shareholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (b) No Conflicts. (i) No filing by such Shareholder with any governmental body or authority, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby and
(ii) none of the execution and delivery of this Agreement by such Shareholders, the consummation by such Shareholder of the transactions contemplated hereby or compliance by such Shareholder with any of the provisions hereof shall (A) if such Shareholder is not an individual, conflict with or result in any breach of the organizational documents of such Shareholder, (B) result in, or give rise to, a violation or breach of or a default under (with or without notice or lapse of time, or both) any of the terms of any material contract, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease, permit, understanding, agreement or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or any of its Subject Shares or assets may be bound, or (C) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to prevent such Shareholder from performing its obligations under this Agreement.

     (c) The Subject Shares. Schedule A sets forth, opposite the Shareholder's name, the number of Subject Shares over which such Shareholder has record or beneficial ownership as of the date hereof. As of the date hereof, the Shareholder is the record or beneficial owner of the Subject Shares denoted as being owned by such Shareholder on Schedule A (or is trustee of a trust that is the record holder of and whose beneficiaries are the beneficial owners of such Subject Shares) and has the sole power to vote (or cause to be voted) such Subject Shares. Except as set forth on such Schedule A, such Shareholder nor any controlled affiliate of a Shareholder owns or holds any right to acquire any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company. Such Shareholder has good and valid title to the Subject Shares denoted as being owned by such Shareholder on Schedule A, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement, as disclosed on Schedule A, or as would not prevent such Shareholder from performing its obligations under this Agreement.

     (d) Reliance By Merger Sub. Such Shareholder understands and acknowledges that Merger Sub is entering into the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement.

     (e) Litigation. As of the date hereof, there is no action, proceeding or investigation pending or threatened against such Shareholder that questions the validity of this Agreement or any action taken or to be taken by such Shareholder in connection with this Agreement.

2.       Representations and Warranties of Merger Sub.

         Merger Sub hereby represents and warrants to the Shareholders as follows:

     (a) Due Organization, etc. Merger Sub is duly organized, validly existing and in good standing under the laws of the State of New Jersey. Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Merger Sub and constitutes a valid and binding obligation of Merger Sub enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     (b) Conflicts. (i) No filing by Merger Sub with any governmental body or authority, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Merger Sub, the consummation by Merger Sub of the transactions contemplated hereby or compliance by Merger Sub with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of Merger Sub, (B) result in, or give rise to, a violation or breach of or a default under (with or without notice or lapse of time, or both) any of the terms of any material contract, loan or credit agreement, note, bond, mortgage, indenture, lease, permit, understanding, agreement or other instrument or obligation to which Merger Sub is a party or by which Merger Sub or any of its assets may be bound, or (C) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not prevent Merger Sub from performing its obligations under this Agreement.

     (c) Reliance by the Shareholders. Merger Sub understands and acknowledges that the Shareholder is entering into this Agreement in reliance upon the execution and delivery of the Merger Agreement by Merger Sub.

3.       Covenants of the Shareholder.

         Until the termination of this Agreement in accordance with Section 5, such Shareholder, in his, her or its capacity as such, agrees as follows:

     (a) At the Company Meeting or at any adjournment, postponement or continuation thereof or in any other circumstances occurring prior to the Company Meeting upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought , such Shareholder shall vote (or cause to be voted) the Subject Shares (and each class thereof) (i) in favor of the approval of the Merger and the approval and adoption of the Merger Agreement and the transactions contemplated hereby and any matter that could reasonably be expected to facilitate the Merger; (ii) in favor of any alternative structure as may be agreed upon by Parent, Merger Sub and the Company reflect the acquisition by Parent and Merger Sub of the Company or of control of the Company, provided that such alternative structure is on terms in the aggregate no less favorable to the Company's stockholders that the terms of the Merger Agreement; and (iii) except with the written consent of Merger Sub, against any Company Alternative Proposal, the consummation of any Superior Proposal or any action, proposal, or agreement or transaction (other than the Merger, the Merger Agreement or the transaction contemplated thereby) that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement which could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled or which could be inconsistent with the Merger of any other transaction contemplated by the Merger Agreement. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Such Shareholder agrees not to enter into any agreement or commitment with any person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 3(a). This Agreement is intended to bind the Shareholder as a shareholder of the Company only with respect to the specific matters set forth herein.

     (b) Such Shareholder agrees not to, directly or indirectly, (i) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of
(collectively, a "Transfer") or enter into any agreement, option or other arrangement with respect to, or consent to a Transfer of, or convert or agree to convert, any or all of the Subject Shares to any person, other than in accordance with the Merger Agreement, or (ii) grant any proxies (other than the Company proxy card in connection with the Company Meeting if and to the extent such proxy is consistent with the Shareholder's obligations under Section 3(a) hereof), deposit any Subject Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any of the Subject Shares, other than pursuant to this Agreement. Such Shareholder further agrees not to commit or agree to take any of the foregoing actions or take any action that would have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under this Agreement.

     (c) Such Shareholder shall not, nor shall such Shareholder permit any controlled affiliate of such Shareholder to, nor shall such Shareholder act in concert with or permit any controlled affiliate to act in concert with any person to make, or in any manner participate in, directly or indirectly, a "solicitation" (as such term is used in the rules of the Securities and Exchange Commission) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of Common Stock intended to facilitate any Company Alternative Proposal or to cause shareholders of the Company not to vote to approve and adopt the Merger Agreement. Such Shareholder shall not, and shall direct any investment banker, attorney, agent or other adviser or representative of such Shareholder not to, directly or indirectly, through any officer, director, agent or otherwise, enter into, solicit, initiate, conduct or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or provide any information to, any person, other than Merger Sub, relating to any Company Alternative Proposal. Such Shareholder hereby represents that, as of the date hereof, it is not engaged in discussions or negotiations with any party other than Merger Sub with respect to any Company Alternative Proposal.

     (d) The Shareholder agrees that any shares of Stock of the Company that the Shareholder purchases or with respect to which the Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares"), and any and all other shares or securities of the Company issued, exchanged, issuable or exchangeable in respect of New Shares shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted shares of Stock.

4.       Shareholder Capacity.

         No Person executing this Agreement who is or becomes during the term of this Agreement a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person's capacity as a director or officer. The Shareholder is entering into this Agreement solely in his or her capacity as the record holder or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Shareholder's Subject Shares and nothing herein shall limit or affect any actions taken by the Shareholder in his or her capacity as a director or officer of the Company to the extent specifically permitted by the Merger Agreement or following the termination of the Merger Agreement.

5. Termination.

         This Agreement shall terminate (i) upon the earlier of (A) the Effective Time of the Merger, and (B) the termination of the Merger Agreement, or (ii) at any time upon notice by Merger Sub to the Shareholders; provided that in the event of a material change to the Merger Consideration, the form of payment of the Merger Consideration or the timing of such payment, the Shareholder shall have the right to terminate this Agreement. No party hereto shall be relieved from any liability for intentional breach of this Agreement by reason of any such termination. Notwithstanding the foregoing, Section 6 and Sections 10 through 21, inclusive, of this Agreement shall survive the termination of this Agreement.

6. Appraisal Rights.

         To the extent permitted by applicable law, the Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under applicable law. 7. Publication.

         Such Shareholder hereby authorizes Merger Sub and the Company to publish and disclose in the Proxy Statement and the Registration Statement (including any and all documents and schedules filed with the Securities and Exchange Commission ("SEC") relating thereto) such Shareholder's identity and ownership of shares of Stock of the Company and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

8. Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles or rules of conflicts of laws thereof.

9.       Jurisdiction; Waiver of Jury Trial.

     (a) Each of the parties hereto irrevocably and unconditionally (i) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in the courts of the State of New Jersey or the United States District Court for the District of New Jersey (each, a "New Jersey Court"), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in any New Jersey Court, and any claim that any such action or proceeding brought in any New Jersey Court has been brought in an inconvenient forum, and
(iii) submits to the non-exclusive jurisdiction of New Jersey Courts in any suit, action or proceeding. Each of the parties agrees that a judgment in any suit, action or proceeding brought in a New Jersey Court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it is or may be subject, by suit upon such judgment.

     (b) Each of the parties agrees and acknowledges that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement.

10.      Specific Performance.

         The Shareholder acknowledges and agrees that (i) the covenants, obligations and agreements of such Shareholder contained in this Agreement relate to special, unique and extraordinary matters, (ii) Merger Sub is and will be relying on such covenants in connection with entering into the Merger Agreement and the performance of its obligations under the Merger Agreement, and
(iii) a violation of any of the terms of such covenants, obligations or agreements will cause Merger Sub irreparable injury for which adequate remedies are not available at law. Therefore, such Shareholder agrees that Merger Sub shall be entitled to seek an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain such Shareholder from committing any violation of such covenants, obligations or agreements.

11. Amendment, Waivers, Etc.

         Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by Merger Sub and the Shareholders. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

12. Assignment; No Third Party Beneficiaries.

         This Agreement shall not be assignable or otherwise transferable by a party without the prior consent of the other parties, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect; provided, however, that Merger Sub may, in its sole discretion, assign or transfer all or any of its rights under this Agreement to any affiliate of Merger Sub, including any direct or indirect wholly-owned subsidiary of Merger Sub; provided that any such assignment shall not relieve Merger Sub of its obligations hereunder. This Agreement shall be binding upon the respective heirs, legal representatives and permitted transferees of the parties hereto. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, legal representatives and permitted transferees, any right, remedy or claim under or in respect of this Agreement or any provision hereof. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

13. Notices.

         All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement shall be in writing and shall be deemed validly given upon personal delivery or one day after being sent by overnight courier service or by telecopy (so long as for notices or other communications sent by telecopy, the transmitting telecopy machine records electronic conformation of the due transmission of the notice), at the following address or telecopy number, or at such other address or telecopy number as a party may designate to the other parties by written notice:

         If to any Shareholder, to:       the address set forth under such
                                          Shareholder's name on Schedule A
                                          hereto or to such other address

         If to the Company, to:           Mr. Victor K. Kurylak
                                          President and CEO
                                          First Montauk Financial Corp.
                                          Parkway 109 Office Center
                                          328 Newman Springs Road
                                          Red Bank, NJ  07701

         with a copy to:                  Goldstein & DiGioia, LLP
                                          45 Broadway, 11th Floor
                                          New York, NY  10006
                                          Attention:  Victor J. DiGioia, Esq.
                                          Telephone:  (212) 599-3322
                                          Facsimile:  (212) 557-0295



         If to Merger Sub:                FMFGAcquisitionCo, Inc.
                                          10800 Midlothian Turnpike
                                          Suite 309
                                          Richmond, VA 23235
                                          Attention: Lara Coleman
                                          Telephone:  (804) 594-3550
                                          Facsimile:  (804) 594-3556

           with a copy to:                Kutak Rock LLP
                                          1650 Farnam Street
                                          Omaha, NE  68102
                                          Attention:  Joseph O. Kavan, Esq.
                                          Telephone:  (402) 346-6000
                                          Facsimile:  (402) 346-1148


14.      Severability.

         If any provision of this Agreement is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

15.      Integration.

         This Agreement (together with the Merger Agreement to the extent referenced herein), including Schedule A hereto, constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersedes any and all prior understandings or agreements relating to the subject matter hereof and thereof.

16.      Section Headings.

         The section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

17.      Counterparts.

         This Agreement may be executed in several counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

18.      Acknowledgement.

         The parties hereto acknowledge and agree that this Agreement is entered into in accordance with the provisions of Section 14A:10A-1 et seq. of the Business Corporation Act of the State of New Jersey.

19.      Capitalized Terms.

         For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

20.      Definitions.

         References in this Agreement (except as specifically otherwise defined) to "affiliates" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. References in the Agreement to "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity, group (as such term is used in Section 13 of the Securities Exchange Act of 1934, as amended) or organization, including, without limitation, a governmental body or authority.

21. Expenses.

         If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

22.      Disclosure.

         The Shareholder hereby authorizes Merger Sub or its affiliates to publish or disclose in any requisite report filed by any of them with the SEC, including, without limitation, a Schedule 13D, his/her identity and the nature of the commitments, arrangements and understandings under this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.

                                  FMFG ACQUISITIONCO, INC.


                                  By:   /s/ Edward H. Okun
                                      ---------------------------------------
                                  Name:  Edward H. Okun
                                  Title: President and Chief Executive Officer


                                  [SHAREHOLDER SIGNATURES]



                                  /s/ Herbert Kurinsky
                                  --------------------------------------------
                                  Herbert Kurinsky


                                  /s/ William J. Kurinsky
                                  --------------------------------------------
                                  William J. Kurinsky


                                  WJK Charitable Foundation, Inc.


                                       /s/ William J. Kurinsky
                                  By: ----------------------------------------
                                      Name:  William J. Kurinsky
                                      Title: President



                                  /s/ Victor K. Kurylak
                                  --------------------------------------------
                                  Victor K. Kurylak



                                  /s/ Robert I. Rabinowitz
                                  --------------------------------------------
                                  Robert I. Rabinowitz



                                  /s/ Mindy A. Horowitz
                                  --------------------------------------------
                                  Mindy A. Horowitz



                                  /s/ Brian M. Cohen
                                  --------------------------------------------
                                  Brian M. Cohen

                                    EXHIBIT A

                                  SHAREHOLDERS

                                                                     NUMBER
                                      CLASS OF STOCK:                  OF
                                      COMMON OR SERIES B             SHARES
  NAME AND ADDRESS                    PREFERRED

Herbert Kurinsky                      Common                         339,104

16 Barberry Drive
Ocean, NJ 07712

William J. Kurinsky                   Common                       1,230,823

1504 Bay Road                         Series B Preferred             197,824
Apt. 1203
Miami Beach, FL 33139

The WJK Charitable Foundation Inc.    Common                         190,000

501 Silverside Road
Suite 123
Wilmington, DE

Victor K. Kurylak                     Common                       1,250,000

Parkway 109 Office Center
328 Newman Springs Road
Red Bank, NJ 07701

Robert I. Rabinowitz                  Common                         154,500

Parkway 109 Office Center
328 Newman Springs Road
Red Bank, NJ 07701

Mindy A. Horowitz                     Common                         100,000

Parkway 109 Office Center
328 Newman Springs Road
Red Bank, NJ 07701

Brian M. Cohen                        Common                         100,000

Parkway 109 Office Center
328 Newman Springs Road
Red Bank, NJ 07701

TOTAL                                 Common                       3,364,427

                                      Series B Preferred             197,824